Exhibit 99.1

NEWS RELEASE Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com
INVESTORS: Lisa A. Indest CAO and SVP, Finance 614.887.5844 lindest@glimcher.com	MEDIA: Karen Bailey Director, Corporate Communications 614.887.5847 kbailey@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, April 23, 2014

GLIMCHER REPORTS FIRST QUARTER 2014 RESULTS

•21% re-leasing spreads for the mall store leases signed during the first quarter of 2014
•Positive growth in comparable mall net operating income of 2.6% in the first quarter of 2014
•Mall store sales improved 4% to $471 per square foot at March 31, 2014
•Company provides update on asset disposition program

COLUMBUS, OH - April 23, 2014 - Glimcher Realty Trust (NYSE: GRT) today announced financial results for the first quarter ended March 31, 2014. A description and reconciliation of non-GAAP financial measures to GAAP financial measures are contained in a later section of this press release. References to per share amounts are based on diluted common shares.

“We are very pleased to begin 2014 by continuing to deliver solid operating metrics. Releasing spreads of a record 21%, net operating income growth of nearly 3%, and average portfolio sales at $471 per square foot further demonstrate strong execution throughout the company,” said Michael P. Glimcher, Chairman of the Board and CEO.  “As we look ahead, we are focused on maximizing opportunities within our core portfolio through redevelopment and re-tenanting and continuing to enhance our balance sheet.”

Net loss to common shareholders during the first quarter of 2014 was $7.5 million, or $0.05 per share, as compared to a net loss of $13.9 million, or $0.10 per share, in the first quarter of 2013. Funds From Operations (“FFO”) during the first quarter of 2014 was $23.1 million, or $0.16 per share, compared to $14.3 million, or $0.10 per share, in the first quarter of 2013. Adjusted FFO for the first quarter of 2013 was $23.6 million, or $0.16 per share for the first quarter of 2013. Adjusted FFO for the first quarter of 2013 excludes the non-cash write-off of $9.3 million of preferred issuance costs and related discount associated with the partial redemption of the Company’s Series G Preferred Shares announced in March 2013 (“the Preferred Share Redemption Charge”).

First Quarter Earnings Highlights

•
Total revenues were $93.2 million in the first quarter of 2014, compared to total revenues of $86.1 million in the first quarter of 2013. A primary driver of the $7.1 million increase was revenue of $5.7 million from properties acquired after March 2013 and revenue growth of $3.2 million from comparable properties. The acquired properties were Arbor Hills in Ann Arbor, Michigan, the retail properties in Oklahoma City, Oklahoma and the remaining 60% indirect ownership interest acquired in June 2013 for WestShore Plaza located in Tampa, Florida. These increases were partially offset by a $1.6 million decrease in management fee income.

•
Net loss to common shareholders was $7.5 million in the first quarter of 2014, compared to a net loss of $13.9 million in the first quarter of 2013. The decrease in net loss was primarily due to the Company’s Preferred Share Redemption Charge in the first quarter of 2013 and growth in comparable NOI. These increases were partially offset by higher depreciation expense and reduced management fee income due to a reduction in the number of joint venture properties.

•
Net operating income (“NOI”) for comparable mall properties, including the pro-rata share of NOI for malls held through joint ventures, increased 2.6% for the three months ended March 31, 2014 from the three months ended March 31, 2013.

•
Average in-line store rents for the Core Malls were $34.55 per square foot (“psf”) at March 31, 2014, a decrease of 0.3% from $34.65 psf at March 31, 2013. Average in-line store rents include in-line permanent retail stores that are less than 10,000 square feet. Core Malls include all of the Company’s mall properties, both wholly-owned and joint venture properties.

•
Re-leasing spreads for the Core Malls increased by 21% for the non-anchor leases signed during the first quarter of 2014, with base rents averaging $35.50 psf. Re-leasing spreads represent the percentage change in base rent for permanent leases signed, including both new leases and renewals, compared to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•	Total occupancy for Core Malls increased to 94.5% at March 31, 2014, compared to 94.2% at March 31, 2013.

•
Average store sales in the Core Malls increased 4.0% to $471 psf for the twelve months ended March 31, 2014, compared to $453 psf for the twelve months ended March 31, 2013. Average store sales for the Company’s comparable mall properties increased 1.5% for the twelve months ended March 31, 2014 when compared to the twelve months ended March 31, 2013. Average store sales represent retail sales for mall stores of 10,000 square feet of gross leasable area or less that reported sales in the most recent twelve month period.

•
Occupancy costs for the twelve months ended March 31, 2014 were 10.4% of tenant sales for Core Mall stores. Occupancy costs include the tenants’ minimum rent and costs the tenants pay toward property operating costs and real estate taxes.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at March 31, 2014 (including the Company’s pro-rata share of unconsolidated entities debt) was 51.6%, based on a common share closing price of $10.03, as compared to 52.8% at December 31, 2013, based on a common share closing price of $9.36. Debt with fixed interest rates represented approximately 91.0% of the Company’s consolidated total outstanding borrowings at March 31, 2014, compared to 92.1% at December 31, 2013.

•
The Company did not sell any common shares under its at-the-market (“ATM”) equity offering program during the three months ended March 31, 2014. The Company has approximately $209.2 million available for issuance under the ATM program.

•
In February 2014, the Company closed on a modification and extension of its unsecured credit facility. The modification increases the commitment amount from $250.0 million to $300.0 million and extends the facility's maturity date to February 2018, with an additional one-year extension option available that would extend the final maturity date to February 2019. The amended credit facility remains unsecured and provides for improved pricing through a lower interest rate structure. Based upon current debt levels, credit facility pricing is set at LIBOR plus 1.75% per annum versus a rate of LIBOR plus 1.95% per annum under the prior facility. The commitment amount may be increased up to $500.0 million under an accordion feature. The Company's availability under the credit facility is determined based upon the value of its unencumbered assets and is measured on a quarterly basis. The Company had approximately $204.5 million of availability under the credit facility and approximately $180.7 million of unused capacity at March 31, 2014.

•
In February 2014, the Company purchased approximately 290,000 square feet of open-air retail properties in Oklahoma City, Oklahoma for $51.8 million. The purchase includes three contiguous retail properties and approximately 12 acres of additional land. The retail properties include Nichols Hills Plaza, Classen Curve, and The Triangle @ Classen Curve.

Update on Asset Disposition Program

•
In January 2014, the Company executed an agreement with the securitization trustee for the securitized mortgage loan currently encumbering Eastland Mall in Columbus, Ohio (“Eastland”) and has commenced marketing the property for sale. In the event that Eastland does not sell within a six month marketing period that began on January 24, 2014, the trustee will acquire title to the property by a deed in lieu of foreclosure and issue a full release of the associated $40.0 million mortgage lien.

•
In April 2014, the Company together with their joint venture partner, decided to market Puente Hills Mall, located in the City of Industry, California (“Puente”) for sale. The marketing of the asset will commence in the second quarter. The Company owns a 52% interest in Puente.

•
Incremental to the Eastland and Puente disposition activity, the Company has targeted to raise approximately $200 - $300 million of capital through the sale of three to four additional malls (the “Targeted Dispositions”). To accomplish this, the Company plans to market thirteen of its malls with the objective of only selling a subset of such properties. The capital raised from these dispositions will be used primarily to reduce overall corporate debt levels and to provide the Company with additional funds for its current redevelopment pipeline. Proceeds could also be utilized for preferred stock redemptions. Based upon prevailing market conditions during the offering process, the overall scope of the Company’s Targeted Dispositions is subject to change.

•
The Company’s best estimate of the annualized dilutive impact on FFO per share from the Targeted Dispositions and the Puente Hills divesture will be approximately $0.03 to $0.05. Key assumptions supporting the estimate include $250 to $350 million of gross proceeds, implied capitalization rates on the disposed properties of 7.0% to 9.0%, a debt leverage of 50% to 60% on the properties sold with an average interest rate on in-place property debt to be retired or transferred of 5.5% to 6.0% per annum, $75 to $100 million of sales proceeds to be reinvested into our existing mall portfolio through redevelopment at yields of 7.0% to 9.0%, and an average interest rate of 4.0% to 5.0% per annum on any remaining debt repayment which could include preferred stock redemptions.

“We believe dispositions represent an important part of our three-tiered approach to remixing our assets and establishing a higher quality mall portfolio. We are optimistic about the current market environment and believe this disposition plan allows us to continue to build upon our success, ultimately making us a stronger company,” added Mr. Glimcher.

2014 Outlook

As of the date of this release, the Company maintains previously issued guidance of net income per share to be in the range of $0.03 to $0.07 for the year ending December 31, 2014, and expects FFO per share to be in the range of $0.74 to $0.78 for the year ending December 31, 2014. References to estimated per share amounts are based on diluted common shares. Key assumptions as detailed in our initial guidance remain the same. Due to the uncertainty of the scope, mix of assets involved, pricing and ultimate timing, the dilutive impact of the potential divestures discussed above are not included in the Company’s current 2014 outlook, other than the disposition of Eastland.

A reconciliation of the range of estimated net income per share to estimated FFO per share for 2014 follows:

	Low End	High End
Estimated net income per share	$0.03	$0.07
Add: Real estate depreciation and amortization*	0.81	0.81
Less: Gain on debt extinguishment	(0.10)	(0.10)
Estimated FFO per share	$0.74	$0.78

* wholly-owned properties and pro-rata share of joint ventures

For the second quarter of 2014, the Company estimates net loss per share to be in the range of $(0.04) to $(0.02) and FFO per share to be in the range of $0.16 to $0.18. A reconciliation of the range of estimated net loss per share to estimated FFO per share for the second quarter of 2014 follows:

	Low End	High End
Estimated net loss per share	$(0.04)	$(0.02)
Add: Real estate depreciation and amortization*	0.20	0.20
Estimated FFO per share	$0.16	$0.18

* wholly-owned properties and pro-rata share of joint ventures

This outlook is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance. Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of a real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. The National Association of REIT (“NAREIT”) defines FFO as net income (loss) available to common shareholders (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, impairment adjustments associated with depreciable real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company may also discuss FFO as adjusted. Reconciliations of non-GAAP financial measures used in this press release to comparable GAAP measures are included in the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as corporate general and administrative expense and other indirect operating expenses, interest expense, impairment adjustments and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same mall NOI excludes straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization, as well as impairment charges are excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

First Quarter Conference Call

Glimcher’s first quarter investor conference call is scheduled for 10 a.m. ET on Thursday, April 24, 2014. Those wishing to listen to this call may do so by calling 866.318.8614 Passcode: 54799214. This call also will be simulcast and available over the Internet via the website www.glimcher.com. A replay will be available approximately one hour after the Earnings Call through midnight May 8, 2014 by dialing 888.286.8010, Passcode: 40892114, or you can access the webcast replay on the Investor Relations page of the Company’s website. Supplemental information about the first quarter operating results is available on the Company’s website or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of retail properties, including mixed use, open-air and enclosed regional malls as well as outlet centers. Glimcher owns material interests in and manages 28 properties with total gross leasable area totaling approximately 19.5 million square feet.

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series G, Series H, and Series I preferred shares are listed on the New York Stock Exchange under the symbols “GRTPRG,” “GRTPRH,” and “GRTPRI,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market. Glimcher® is a registered trademark of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the Company’s debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the Company’s existing JV partners, failure to achieve projected returns on development properties, the failure to sell malls and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com
###

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended March 31,
Statement of Operations	2014		2013

Total revenues	$93,173		$86,115
Total expenses	(75,382)		(67,292)
Operating income	17,791		18,823
Interest expense, net	(20,440)		(18,103)
Equity in income of unconsolidated real estate entities, net	250		321
(Loss) income from continuing operations	(2,399)		1,041
Discontinued operations:
Gain on disposition of property	1,004		—
Income from operations	117		380
Net (loss) income	(1,278)		1,421
Allocation to noncontrolling interests	(371)		93
Less: Preferred share dividends	(5,895)		(6,159)
Write-off related to preferred share redemption notice (1)	—		(9,266)
Net loss to common shareholders	$(7,544)		$(13,911)

Reconciliation of Net Loss to Common Shareholders to Funds From Operations		Per Diluted Common Share (2)		Per Diluted Common Share (2)
Net loss to common shareholders	$(7,544)		$(13,911)
Allocation to noncontrolling interest (GPLP unit holders)	(128)		(222)
	(7,672)	$(0.05)	(14,133)	$(0.10)
Real estate depreciation and amortization	30,869	0.21	26,239	0.18
Pro-rata share of gain on sale of consolidated joint venture asset	(502)	(0.00)	—	—
Pro-rata share of joint venture depreciation	410	0.00	2,223	0.02
Funds From Operations	$23,105	$0.16	$14,329	$0.10

Write-off related to preferred share redemption notice (1)	$—	$—	$9,266	$0.06
Adjusted FFO	$23,105	$0.16	$23,595	$0.16

Weighted average common shares outstanding - basic	145,080		143,408
Weighted average common shares outstanding - diluted (2)	147,528		145,716

Earnings per Share
Loss from continuing operations per common share	$(0.06)		$(0.10)
Discontinued operations per common share	$0.00		$0.00
Loss per common share	$(0.05)		$(0.10)

Loss from continuing operations per diluted common share	$(0.06)		$(0.10)
Discontinued operations per diluted common share	$0.01		$0.00
Loss per diluted common share	$(0.05)		$(0.10)
Adjusted FFO per diluted common share	$0.16		$0.16

(1) Non-cash write-off of issuance costs and related discount due to the notice of redemption of preferred shares for the quarter ended March 31, 2013.
(2) FFO per share in 2014 and 2013 has been calculated using 148,012 and 146,301 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	March 31, 2014	December 31, 2013

Investment in real estate, net	$2,485,739	$2,454,921
Total assets	$2,637,520	$2,658,009
Mortgage notes and other notes payable	$1,865,694	$1,847,903
Debt / Market capitalization	51.2%	52.4%
Debt / Market capitalization including pro-rata share of unconsolidated entities	51.6%	52.8%

	March 31, 2014	March 31, 2013
Occupancy:
Core Malls (1):
Mall Anchors (2)	96.1%	96.6%
Mall Non-Anchors (3)	92.3%	90.5%
Total Core Mall Portfolio	94.5%	94.2%

Comparable Retail Properties (4):
Mall Anchors (2)	96.1%	96.2%
Mall Non-Anchors (3)	93.1%	90.8%
Total occupancy for Comparable Properties	94.9%	94.0%

Average Base Rents:
Core Malls (1):
Mall Anchors (2)	$7.62	$7.49
In-Line Stores under 10,000 sf (5)	$34.55	$34.65

Comparable Retail Properties (4):
Mall Anchors (2)	$7.58	$7.75
In-Line Stores under 10,000 sf (5)	$34.84	$34.70

(1) Mall properties including material joint ventures.
(2) Stores over 20,000 sf.
(3) Non-anchors include in-line permanent retail tenants, office, and long-term specialty tenants under 20,000 sf, as well as outparcels.
(4) Core Malls excluding properties acquired or sold after March 31, 2013. Excludes Arbor Hills, the Oklahoma City properties, Tulsa Promenade, and Lloyd Center in each period reported.
(5) In-line permanent retail stores under 10,000 sf.